Exhibit 99

                         Form 4 Joint Filer Information



Name: Schafer Brothers LLC

Address: 598 Madison Avenue New York, NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Noven Pharmaceuticals Inc. [ NOVN ]

Date of Event requiring statement: September 12, 2007 and September 13, 2007





/s/ Oscar S. Schafer
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Signature



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                         Form 4 Joint Filer Information



Name: Mr. Oscar S. Schafer

Address: 598 Madison Avenue New York, NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Noven Pharmaceuticals Inc.  [ NOVN ]

Date of Event requiring statement: September 12, 2007 and September 13, 2007





/s/ Oscar S. Schafer
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Signature